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                                                                     Exhibit (n)

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report for Prospect Street High Income Portfolio Inc. dated December 31, 1996 (and to all references to our firm) included or incorporated by reference in Pre-Effective Amendment No. 1 and Amendment No. 16 to Registration Statement File Nos. 333-20689 and 811-5557, respectively.

                                                      /s/ ARTHUR ANDERSEN LLP
                                                          ARTHUR ANDERSEN LLP
Boston, Massachusetts
February 25, 1997